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                                                                     EXHIBIT 8.0

                        [Letterhead of McConnell Valdes]


                               February 28, 2002


Board of Directors
R&G Financial Corporation
280 Jesus T. Pinero Avenue
Hato Rey, Puerto Rico 00918

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         As special Puerto Rico tax counsel to R&G Financial Corporation (the "Issuer") in connection with the issuance by the Issuer of up to 2,760,000 shares of ___% Noncumulative Perpetual Monthly Income Preferred Stock, Series D Preferred Stock pursuant to the prospectus (the "Prospectus") contained in the Registration Statement, we hereby confirm to you that our opinion set forth under the heading "Taxation - Puerto Rico Taxation" in the Prospectus, subject to the limitations set forth therein, is an accurate discussion of the principal Puerto Rico tax consequences to the investors who purchase the securities in the offering described in the Prospectus.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                     /s/ McConnell Valdes
                                                     ---------------------------
                                                     McConnell Valdes


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